SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 7, 2008

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Loan Restructuring with Lyles United, LLC

On November 7, 2008, Pacific Ethanol Imperial, LLC (“PE Imperial”) restructured its $30.0 million loan from Lyles United, LLC (“Lyles United”) as described below. A description of the prior loan from Lyles United is included further below under the caption “Prior Loan from Lyles United, LLC.”

On November 7, 2008, PE Imperial, Pacific Ethanol, Inc. (the “Company”), Pacific Ethanol California, Inc. (“PE California”) and Lyles United entered into a Loan Restructuring Agreement (the “Agreement”).  The Agreement provides that the Company would assume all of PE Imperial’s obligations under the two Secured Promissory Notes in the aggregate principal amount of $30.0 million issued by PE Imperial in favor of Lyles United and issue a single Amended and Restated Promissory Note (“New Note”) in the principal amount of $30.0 million in favor of Lyles United.  The Agreement provides that Lyles United would cancel the prior two Secured Promissory Notes in consideration of the issuance of the New Note.  The New Note is due March 15, 2009 and accrues interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus three percent (3.00%), computed on the basis of a 360-day year of twelve 30-day months. The New Note includes cross-default provisions to other agreements entered into among the Company and its affiliates and Lyles United and its affiliates. The Agreement also provides that Lyles United’s security interest in the assets of PE Imperial would be terminated and the Company’s Unconditional Guaranties of PE Imperial’s obligations under the two Secured Promissory Notes would likewise be terminated.  The Agreement provides that the Company and Lyles United would jointly instruct PE California through an Irrevocable Joint Instruction Letter to remit directly to Lyles United any cash distributions received by PE California on account of its ownership interests in PE Imperial and Front Range Energy, LLC until such time as the New Note is repaid in full. In addition, the Agreement provides that PE California would enter into a Limited Recourse Guaranty to the extent of such cash distributions in favor of Lyles United. Also, the Agreement provides that Pacific Ag. Products, LLC (“PAP”) would guaranty the Company’s obligations under the New Note pursuant to an Unconditional Guaranty and pledge all of its assets as security therefor pursuant to a Security Agreement. Finally, the Agreement provides that PE Imperial was to pay all accrued and unpaid interest on the two Secured Promissory Notes through November 6, 2008 in the aggregate amount of $2,205,243.06.  PE Imperial, PE California and PAP are each direct or indirect wholly-owned subsidiaries of the Company.

On November 7, 2008, the relevant parties executed each of the New Note and the aforementioned Irrevocable Joint Instruction Letter, Limited Recourse Guaranty, Unconditional Guaranty and Security Agreement and PE Imperial paid all accrued and unpaid interest on the two Secured Promissory Notes through November 6, 2008 in the amount set forth above. Each of the aforementioned New Note, Irrevocable Joint Instruction Letter, Limited Recourse Guaranty, Unconditional Guaranty and Security Agreement contain customary representations, warranties, terms and conditions.

Copies of the Agreement, New Note and the aforementioned Irrevocable Joint Instruction Letter, Limited Recourse Guaranty, Unconditional Guaranty and Security Agreement are attached hereto as Exhibits 10.1 through 10.6, respectively, and are incorporated herein by this reference. The foregoing descriptions of such documents are qualified in their entirety by reference to the full text of the documents.

Prior Loan from Lyles United, LLC

In November 2007, PE Imperial, an indirect subsidiary of the Company, borrowed $15.0 million from Lyles United under a Secured Promissory Note containing customary terms and conditions.  The loan accrued interest at a rate equal to the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus two percent (2.00%), computed on the basis of a 360-day year of twelve 30-day months.  The loan was due February 25, 2009.  In connection with an extension of the loan, on March 27, 2008, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $8.00 per share.  The warrant is exercisable at any time during the 18-month period after the date of issuance.  The loan was secured by substantially all of the assets of PE Imperial pursuant to a Security Agreement dated November 28, 2007 by and between PE Imperial and Lyles United that contained customary terms and conditions and an Amendment No. 1 to Security Agreement dated December 27, 2007 by and between PE Imperial and Lyles United (collectively, the “Security Agreement”).  The Company guaranteed the repayment of the loan pursuant to an Unconditional Guaranty dated November 28, 2007 containing customary terms and conditions.  In connection with the loan, PE Imperial entered into a Letter Agreement dated November 28, 2007 with Lyles United under which PE Imperial committed to award the primary construction and mechanical contract to Lyles United or one of its affiliates for the construction of an ethanol production facility at the Company’s Imperial Valley site near Calipatria, California (the “Project”), conditioned upon PE Imperial electing, in its sole discretion, to proceed with the Project and Lyles United or its affiliate having all necessary licenses and being otherwise ready, willing and able to perform the primary construction and mechanical contract.  In the event the foregoing conditions are satisfied and PE Imperial awards such contract to a party other than Lyles United or one of its affiliates, PE Imperial will be required to pay to Lyles United, as liquidated damages, an amount equal to $5.0 million.

In December 2007, PE Imperial borrowed an additional $15.0 million from Lyles United under a second Secured Promissory Note containing customary terms and conditions.  The loan accrued interest at a rate equal to the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus four percent (4.00%), computed on the basis of a 360-day year of twelve 30-day months.  The loan was due on March 31, 2009.  The loan was secured by substantially all of the assets of PE Imperial pursuant to the Security Agreement. The Company guaranteed the repayment of the loan pursuant to an Unconditional Guaranty dated December 27, 2007 containing customary terms and conditions.

Item 1.02    Termination of a Material Definitive Agreement.

Upon entry into the Agreement as described in Item 1.01 above, the aforementioned two Secured Promissory Notes, Security Agreement by PE Imperial, and Unconditional Guaranties by the Company were terminated.

Item 2.02.    Results of Operations and Financial Condition.

On November 10, 2008, the Company issued a press release announcing certain results of operations for the three and nine months ended September 30, 2008.  A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2008, the Company issued the New Note and the parties to the aforementioned Limited Recourse Guaranty and Unconditional Guaranty entered into those Guaranties.  The disclosures contained above under Item 1.01 are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.  Not applicable.

(b)           Pro forma financial information.  Not applicable.

(c)           Shell company transactions.  Not applicable.

(c)           Exhibits.

Number	Description

10.1	Loan Restructuring Agreement dated as of November 7, 2008 by and among Pacific Ethanol, Inc., Pacific Ethanol Imperial, LLC, Pacific Ethanol California, Inc. and Lyles United United, LLC

10.2	Amended and Restated Promissory Note dated November 7, 2008 by Pacific Ethanol, Inc. in favor of Lyles United United, LLC

10.3	Security Agreement dated as of November 7, 0028 by and between Pacific Ag. Products, LLC and Lyles United United, LLC

10.4	Limited Recourse Guaranty dated November 7, 2008 by Pacific Ethanol California, Inc. in favor of Lyles United United, LLC

10.5	Unconditional Guaranty dated November 7, 2008 by Pacific Ag. Products, LLC in favor of Lyles United United, LLC

10.6	Irrevocable Joint Instruction Letter dated November 7, 2008 executed by Pacific Ethanol, Inc., Lyles United United, LLC and Pacific Ethanol California, Inc.

99.1	Press Release dated November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008	PACIFIC ETHANOL, INC.

By:	/S/ CHRISTOPHER W. WRIGHT Christopher W. Wright Vice President, General Counsel & Secretary

  EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Loan Restructuring Agreement dated as of November 7, 2008 by and among Pacific Ethanol, Inc., Pacific Ethanol Imperial, LLC, Pacific Ethanol California, Inc. and Lyles United United, LLC

10.2	Amended and Restated Promissory Note dated November 7, 2008 by Pacific Ethanol, Inc. in favor of Lyles United United, LLC

10.3	Security Agreement dated as of November 7, 0028 by and between Pacific Ag. Products, LLC and Lyles United United, LLC

10.4	Limited Recourse Guaranty dated November 7, 2008 by Pacific Ethanol California, Inc. in favor of Lyles United United, LLC

10.5	Unconditional Guaranty dated November 7, 2008 by Pacific Ag. Products, LLC in favor of Lyles United United, LLC

10.6	Irrevocable Joint Instruction Letter dated November 7, 2008 executed by Pacific Ethanol, Inc., Lyles United United, LLC and Pacific Ethanol California, Inc.

99.1	Press Release dated November 10, 2008